UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

                       RF MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA (State or other jurisdiction of incorporation or organization)	7628 Thorndike Road Greensboro, North Carolina 27409-9421 (Address of principal executive offices)	56-1733461 (I.R.S. Employer Identification Number)

2003 STOCK INCENTIVE PLAN
OF RF MICRO DEVICES, INC.
                   (As Amended)
(Full title of the plan)

Robert A. Bruggeworth
President and Chief Executive Officer
RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, North Carolina  27409-9421
                (336) 664-1233
(Name, address and telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer        [X]                                                                                           Accelerated Filer      [  ]
Non-accelerated filer          [  ] (Do not check if a smaller reporting company)         Smaller reporting company   [  ]

                                                                 CALCULATION OF REGISTRATION FEE

                                                                                          Proposed                     Proposed
Title of                                                                             maximum                    maximum
securities                              Amount                             offering                       aggregate                               Amount of
to be                                      to be                                  price                             offering                                  registration
registered                             registered (1)                    per share (2)               price (2)                                 fee (2)
Common Stock,
no par value (3)                      3,309,519                            $1.18                            $3,905,232.42                         $153.48

(1)   This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)     Pursuant to Rule 457(c) and (h)(1), based on (i) the average ($1.18) of the high ($1.26) and low ($1.09) sales prices of the Company's common stock on November 18, 2008, as reported on the NASDAQ Global Select Market

(3)     Each share of the Company's common stock includes one preferred share purchase right.

REGISTRATION OF ADDITIONAL SECURITIES - STATEMENT PURSUANT TO
GENERAL INSTRUCTION E OF FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-107805, Registration Statement No. 333-127300 and Registration Statement No. 333-136250, relating to the offer and sale of the Company's Common Stock under the 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended, are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by RF Micro Devices, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)           The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 2008, filed with the Commission on May 28, 2008;

(b)           The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008, filed with the Commission on August 7, 2008;

(c)           The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008, filed with the Commission on November 6, 2008;

(d)           The Company's Current Reports on Form 8-K filed with the Commission on  April 4, 2008, April 16, 2008, May 6, 2008 (filed with respect to Items 2.05 and 9.01), May 20, 2008, May 28, 2008, June 25, 2008, and November 14, 2008, and the Company's Current Report on Form 8-K/A filed with the Commission August 7, 2008;

(e)           The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission on May 2, 1997, including any amendment or report filed for the purpose of updating such description;

(f)            The Company's Registration Statement on Form 8-A relating to the Company's Rights Agreement dated as of August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, filed with the Commission on August 14, 2001;

(g)           The Company's Registration Statement on Form 8-A/A relating to the First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, filed with the Commission on August 1, 2003; and

(h)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 6.  Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations.  In general, such sections provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute.  A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

The Company's bylaws provide for the indemnification of any director or officer of the Company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of the Company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

The Company's articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

The Company maintains directors' and officers' liability insurance under which each controlling person, director and officer of the Company is insured or indemnified against certain liabilities which he may incur in his capacity as such.

Item 8.  Exhibits.

                                The following exhibits are filed as a part of this Registration Statement:

                Number      Description

                4.1               Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

                4.2               Articles of Amendment to Articles of Incorporation dated July 26, 2000, which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

                4.3               Articles of Amendment to Restated Articles of Incorporation dated August 10, 2001, which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

                4.4              Bylaws of RF Micro Devices, Inc. (as Amended and Restated through November 8, 2007) which are incorporated by reference from Exhibit 4.4 to the Company's Registration Statement on Form S-8 filed November 19, 2007 (File No. 333-147432).

                4.5               Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-1/A filed April 8, 1997 (File No. 333-22625).

                4.6               Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed August 14, 2001.

                4.7              First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, which is    incorporated by reference from Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed August 1, 2003.

    4.8              Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank, National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

    4.9              Form of Note for 1.50% Convertible Subordinated Notes due July 1, 2010, filed as Exhibit A to Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank, National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

    4.10             Registration Rights Agreement, dated as of July 1, 2003, by and among RF Micro Devices, Inc. and the Initial Purchasers named therein, which is incorporated by reference from Exhibit 4.8 to the Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

                4.11             Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 0.75% Convertible Subordinated Notes due April 15, 2012, which is incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K filed on April 10, 2007.

                4.12            Form of Note for 0.75% Convertible Subordinated Notes due April 15, 2012, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K filed on April 10, 2007.

                4.13             Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 1.00% Convertible Subordinated Notes due April 15, 2014, which is incorporated by reference from Exhibit 4.2 to the Company's Current Report on Form 8-K filed on April 10, 2007.

                4.14            Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.2 to the Company's Current Report on Form 8-K filed on April 10, 2007.

                4.15            Registration Rights Agreement between RF Micro Devices, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of April 4, 2007, which is incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K filed on April 10, 2007.

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b) (4) (iii) of Regulation S-K.

                5                  Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

                23.1             Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

                23.2             Consent of Independent Registered Public Accounting Firm.

                24.1             Power of Attorney.

                24.2             Certified Resolution of Board of Directors.

                99                2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

                (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                                Pursuant to the requirements of the Securities Act of 1933, RF Micro Devices, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 19th day of November, 2008.

RF MICRO DEVICES, INC.

By:          /s/ William A. Priddy, Jr.
William A. Priddy, Jr.
Chief Financial Officer, Corporate Vice President
of Administration and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of November 19, 2008.

/s/ Robert A. Bruggeworth* Name: Robert A. Bruggeworth Title: President, Chief Executive Officer and Director principal executive officer)	/s/ William A. Priddy, Jr. Name: William A. Priddy, Jr. Title: Chief Financial Officer, Corporate Vice President of Administration and Secretary (principal financial officer)
/s/ Barry D. Church* Name: Barry D. Church Title: Vice President and Corporate Controller (principal accounting officer)	/s/ Daniel A. DiLeo* Name: Daniel A. DiLeo Title: Director
/s/ Jeffery R. Gardner* Name: Jeffery R. Gardner Title: Director	/s/ John R. Harding* Name: John R. Harding Title: Director
/s/ Albert E. Paladino* Name: Dr. Albert E. Paladino Title: Director	/s/ Casimir S. Skrzypczak* Name: Casimir S. Skrzypczak Title: Director
/s/ Erik H. van der Kaay* Name: Erik H. van der Kaay Title: Director	/s/ Walter H. Wilkinson, Jr.* Name: Walter H. Wilkinson, Jr. Title: Director

*By: /s/ William A. Priddy, Jr.
Name: William A. Priddy, Jr.
           Attorney-in-Fact

EXHIBIT INDEX
to
Registration Statement on Form S-8 of
RF Micro Devices, Inc.

                Number      Description

                4.1               Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

                4.2               Articles of Amendment to Articles of Incorporation dated July 26, 2000, which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

                4.3               Articles of Amendment to Restated Articles of Incorporation dated August 10, 2001, which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

                4.4               Bylaws of RF Micro Devices, Inc. (as Amended and Restated through November 8, 2007) which are incorporated by reference from Exhibit 4.4 to the Company's Registration Statement on Form S-8 filed November 19, 2007 (File No. 333-147432).

                4.5                Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-1/A filed April 8, 1997 (File No. 333-22625).

                4.6               Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed August 14, 2001.

                4.7               First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, which is incorporated by reference from Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed August 1, 2003.

    4.8               Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank, National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

    4.9               Form of Note for 1.50% Convertible Subordinated Notes due July 1, 2010, filed as Exhibit A to Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank, National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

    4.10             Registration Rights Agreement, dated as of July 1, 2003, by and among RF Micro Devices, Inc. and the Initial Purchasers named therein, which is incorporated by reference from Exhibit 4.8 to the Company's Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

    4.11             Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 0.75% Convertible Subordinated Notes due April 15, 2012, which is incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K filed on April 10, 2007.

                4.12             Form of Note for 0.75% Convertible Subordinated Notes due April 15, 2012, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K filed on April 10, 2007.

                4.13             Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 1.00% Convertible Subordinated Notes due April 15, 2014, which is incorporated by reference from Exhibit 4.2 to the Company's Current Report on Form 8-K filed on April 10, 2007.

                4.14             Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.2 to the Company's Current Report on Form 8-K filed on April 10, 2007.

    4.15             Registration Rights Agreement between RF Micro Devices, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of April 4, 2007, which is incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K filed on April 10, 2007.

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b) (4) (iii) of Regulation S-K.

                5                  Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

                23.1             Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

                23.2             Consent of Independent Registered Public Accounting Firm.

                24.1              Power of Attorney.

                24.2              Certified Resolution of Board of Directors.

                99                 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended.